Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-71969
 __________________________________________________________________________


                             DATALINK.NET, INC.

                     SUPPLEMENT NO. 7 DATED MAY 16, 2000
                     TO PROSPECTUS DATED OCTOBER 4, 1999


     Michael S. Falk has transferred warrants to purchase 50,000 shares of our common stock to M.H. Meyerson. As a result of this transaction and sales made to date, as well as the recent two for one stock split, the disclosures concerning Michael S. Falk and M.H. Meyerson are updated as follows:

                                 Beneficial Ownership Before Offering
                            ________________________________________________

                            Number of
                             Shares
                            Issued or
                            Issuable      Issued or
                            on Conver-    Issuable
                             sion of      on Exer-
                            Preferred     cise of      Shares      Warrants
Selling Securityholder        Stock       Warrants     Offered     Offered
______________________      _________     _________    ________    ________

Michael S. Falk                -0-        223,536      223,536     223,536
M.H. Meyerson                  -0-         50,000       50,000      50,000